Exhibit 4.30
To:	Aegean Marine Petroleum Network Inc. and Aegean Marine Petroleum S.A. (as Borrowers)
Dated:  20 November 2014
Dear Sirs,
Facility Agreement dated 19 December 2006 (as amended)
1	We refer to:
(a)
the facility agreement dated 19 December 2006 as amended by various supplemental letters and as further amended and supplemented by a termination letter dated 21 December 2007, a supplemental agreement dated 17 February 2011, a second supplemental agreement dated 14 February 2013 and a supplemental letter dated 23 January 2014 (together, the "Facility Agreement") and made between (1) Aegean Marine Petroleum Network Inc. and Aegean Marine Petroleum S.A. as joint and several borrowers (therein and hereinafter together referred to as the "Borrowers" and individually a "Borrower") and (2) The Royal Bank of Scotland plc as lender (the "Bank"), whereby the Bank agreed (inter alia) to make available to the Borrowers on a joint and several basis, upon the terms and conditions therein contained, a term loan, overdraft and multi-currency revolving guarantee and letter of credit facility of up to (originally) US$248,400,000; and

(b)	the ISDA 1992 Master Agreement dated as of 19 December 2006 and made between (1) the Borrowers and (2) the Bank.
2	Words and expressions defined in the Facility Agreement shall have the same meanings when used herein.
3
At the request of the Borrowers and the other Security Parties, the Bank hereby agrees (a) that Aegean Ostria Maritime Company of Greece (the "Existing Owner") transfers to Amorgos Maritime Inc. of Marshall Islands (the "New Owner") the m.t. Amorgos (the "Ship"), (b) that the Existing Owner is substituted for by the New Owner as the owner of the Ship under the Facility Agreement, (c) that Aegean Management Services M.G. of Greece as manager of the Ship is substituted for by Aegean Bunkering Services Inc. of the Marshall Islands (the "New Amorgos Manager") as manager of the Ship and (d) to the discharge of the existing Mortgage over, and the other Security Documents in relation, to the Ship, the release of the Existing Owner from its obligations under any of the Security Documents to which it is a party and to the reflagging of the Ship from the flag of Greece to the flag of Liberia for the purposes of the Facility Agreement and the other Security Documents.

4	Further, the Borrowers have requested that the Bank consents to the following amendment to the Facility Agreement:
(a)	the substitution of row 1 of schedule 3, Part A of the Facility Agreement by a new row 1 as follows:
Amorgos Maritime Inc.	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MI-196960

(b)	the substitution of row 1 of Schedule 3, Part B of the Facility Agreement with a new row 1 as follows:

Amorgos (ex Hull No. DN-3500+4) (Amorgos Ship)	Liberia	9371347	Amorgos Maritime Inc.

(c)	all references to "the Manager' in the Facility Agreement, insofar as they relate or apply to the Ship shall be interpreted to mean the New Amorgos Manager; and
(d)	the New Amorgos Manager shall be a "Security Party" within the meaning given to such term in the Facility Agreement.
5	The Bank hereby confirms its consent to the said reflagging of the Amorgos Ship and to the above amendments to the Facility Agreement on condition that:
(a)
the Borrowers and the other Security Parties shall have confirmed their agreement and consent to the arrangements of this Letter by counter-signing this Letter by signatories acceptable to the Bank in all respects;

(b)	on or immediately after the discharge of the Mortgage referred to in paragraph 3(d) above and the change of flag from Greece to Liberia of the Ship but not later than 4 December 2014;
(i)
the New Owner executes (1) in favour of the Bank an Owner's Guarantee (the "New Amorgos Guarantee") in substitution of the Owner's Guarantee dated 17 February 2011 executed by the Existing Owner in favour of the Bank and (2) in favour of the Bank a first preferred Liberian mortgage (the "New Amorgos Mortgage") and a general assignment collateral thereto (the "New Amorgos General Assignment"), each in form and substance satisfactory to the Bank and in substitution of the first preferred Greek ship mortgage and general assignment dated 17 February 2011 executed by the Existing Owner in favour of the Bank;

(ii)
the New Amorgos Manager executes in favour of the Bank a manager's undertaking (the "New Amorgos Manager's Undertaking"), in form and substance satisfactory to the Bank and in substitution of the manager's undertaking dated 17 February 2011 executed by Aegean Management Services M.G. in favour Of-the Bank; and

(iii)
there shall have been delivered to the Bank, such corporate authorisations or other evidence of the authority of the Borrowers, the New Owner and the New Amorgos Manager, in relation to the execution of this Letter, the New Amorgos Guarantee, the New Amorgos Mortgage, the New Amorgos General Assignment and the New Amorgos Manager's Undertaking, and such other documents and evidence in respect of the Ship of the type referred to in schedule 2 of the Facility Agreement as shall be required to the Bank, in a form acceptable to the Bank in all respects, and with, effect on and from the date when the Bank advises the Borrowers that it is satisfied that the conditions referred to in paragraphs 5(a) and 5(b) above have been met (the "Effective Date"), but in any event not earlier than the delivery of the Ship from the Existing Owner to the New Owner and the reflagging of the Ship from the flag of Greece to the flag of Liberia, the Facility Agreement shall be hereby amended (and deemed amended) in accordance with the changes referred to in paragraph 4 above.
in respect of the Ship referred to in the Facility Agreement and In the date of this letter, each of the Security Documents shall be noes to "Riches Consulting" and to their then stated address therein as
6
With effect on and from the Effective Date, the New Owner's Guarantee, the New Amorgos Mortgage, the New Amorgos General Assignment and the New Amorgos Manager's undertaking shall constitute the "Owner's Guarantee", the "Mortgage", the "Deed of Covenant" and the "Manager's Undertaking" in respect of the Ship referred to in the Facility Agreement and each such document shall constitute a "Security Document" within the meaning given to such term in the Facility Agreement.

7	With effect on and from the date of this letter, each of the Security Documents shall be amended so that references to "Riches Consulting" and to their then stated address therein as each Security Party's agent for receipt of service of process under each of the Security Documents in which such a Security Party is a party, shall be amended to "Portland Place Nominees Limited at present of 34 Anyards Road, Cobham, Surrey KT11 2LA, England".
8
Each Security Party hereby confirms that, with effect on and from date of this letter, it hereby irrevocably and unconditionally designates, appoints and empowers Portland Place Nominees Limited of 34 Anyards Road, Cobham, Surrey KT11 2LA, England, as its agent for acceptance of service of process issued out of the English courts in relation to any legal action or proceedings arising out of or in connection with this letter, the Facility Agreement and the other Security Documents (including any non-contractual obligations connected with any such document).

9	Failure by the Borrowers to comply with their obligations contained in this letter shall constitute an Event of Default.
10	Save as amended by this Agreement, all other terms of the Facility Agreement shall remain unchanged.
11	This letter and any non-contractual obligations in connection with this letter are governed by, and shall be construed in accordance with, English law.
Yours faithfully,

/s/ Pavlos Vitos
Attorney-in-fact Pavlos Vitos for and on behalf of
THE ROYAL BANK OF SCOTLAND PLC
as Bank

Date: 20 November 2014

We hereby acknowledge and agree to the foregoing.

/s/ Ypapanti Koumbiadou
Attorney-in-fact Ypapanti Koumbiadou for and on behalf of
AEGEAN MARINE PETROLEUM NETWORK INC.
as Borrower

Date: 20 November 2014

/s/ Ypapanti Koumbiadou
Attorney-in-fact Ypapanti Koumbiadou for and on behalf of
AEGEAN MARINE PETROLEUM S.A.
as Borrower

Date: 20 November 2014

We hereby acknowledge and agree to the foregoing.

/s/ Ypapanti Koumbiadou
Attorney-in-fact Ypapanti Koumbiadou for and on behalf of
AEGEAN BUNKERING SERVICES INC.
as New Amorgos Manager

Date: 20 November 2014

/s/ Ypapanti Koumbiadou
Attorney-in-fact Ypapanti Koumbiadou for and on behalf of
AMORGOS MARITIME INC.
as New Owner

Date: 20 November 2014

We hereby acknowledge and agree to the foregoing.

/s/ Dimitrios Koutsoukos
Attorney-in-fact Dimitrios Koutsoukos for and on behalf of
MYKONOS I MARITIME LIMITED (formerly known as MYKONOS I MARITIME INC. and having redomiciled from the Republic of the Marshall Islands)
as Owner

Date: 20 November 2014

/s/ Ypapanti Koumbiadou
Attorney-in-fact Ypapanti Koumbiadou for and on behalf of
KIMOLOS SHIPPING (PTE.) LTD.
as Owner

Date: 20 November 2014

/s/ Ypapanti Koumbiadou
Attorney-in-fact Ypapanti Koumbiadou for and on behalf of
MILOS SHIPPING (PTE.) LTD.
as Owner

Date: 20 November 2014

/s/ Ypapanti Koumbiadou
Attorney-in-fact Ypapanti Koumbiadou for and on behalf of
SYROS I MARITIME INC.
as Owner

Date: 20 November 2014

/s/ Apostolos Manitsas
Attorney-in-fact Apostolos Manitsas for and on behalf of
AEGEAN OSTRIA MARITIME COMPANY
as Owner

Date: 20 November 2014

We hereby acknowledge and agree to the foregoing.

/s/ Apostolos Manitsas
Attorney-in-fact Apostolos Manitsas for and on behalf of
AEGEAN MANAGEMENT SERVICES M.C.
as a Manager

Date: 20 November 2014